Exhibit 99.2

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

PARTICIPANTS

Corporate Participants

Lisa B. Elkin – Vice President-Communications & Investor Relations
Robert C. Paul – Chief Executive Officer
Joseph Angileri – President & Chief Operating Officer
Laura Lawson Fournier – Chief Financial Officer, Treasurer & EVP

Other Participants

S. Kirk Materne – Analyst, Evercore Partners (Securities)
Aaron M. Schwartz – Analyst, Jefferies & Co.
Gary Spivak – Analyst, Noble Financial Capital Markets
Mike Latimore – Analyst, Northland Securities, Inc.
Derrick Wood – Analyst, Susquehanna Financial Group LLP
Rob D. Owens – Analyst, Pacific Crest Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator: Hello and welcome to the Compuware Corporation Second Quarter Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes. At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa B. Elkin, Vice President-Communications & Investor Relations

Thank you very much, Cary, and good afternoon, ladies and gentlemen. With me this afternoon are Bob Paul, Chief Executive Officer; Joe Angileri, President and Chief Operating Officer; Laura Fournier, Executive Vice President and Chief Financial Officer; and Pat Stayer, Executive Vice President, Worldwide Solutions.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

I will now turn the call over to Bob, Joe and Laura, who will provide details about the quarter and other Compuware business activities. Following their remarks, we will then open the call to your questions. Bob?

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Robert C. Paul, Chief Executive Officer

Thanks, Lisa. Compuware posted a solid Q2 featuring year-over-year revenue growth of more than 15% to $261 million. We achieved strong momentum in all top line revenue categories. Software license fees increased more than 35% year-over-year to $62 million. Maintenance and subscription fees grew 5% year-over-year to $128 million, driven by our ongoing commitment to deliver exceptional customer value at every level of the business.

Professional Services revenue increased nearly 16% year-over-year to $53 million as our offerings in high demand areas like mobility, virtualization and cloud-based technologies drive new business. At $0.10 per share, we’re pleased with this level of earnings, but we have the opportunity to do much better. To more effectively leverage our positive operating results, we’re applying the laser focus to improving margins, the topic on which Joe will provide more color later in the call.

Our recently completed three-year planning process gives me great optimism that we can substantially improve company margins by fiscal year ‘14. We’ll provide additional details around our margin and revenue plans for the next three years at our Financial Analyst and Investor Day on December 8th in New York City. As with the last quarter, I’ll share details with you on the performance of each business unit.

The Mainframe business unit produced Q2 revenues of $118 million at an 80% contribution margin. Revenues were up 16% year-over-year. Looking forward, two of our top 15 Mainframe renewals have closed with four more expected this quarter. Given these business and market conditions, we’re revising our guidance for this fiscal year to show slight growth in total Mainframe revenue.

We also believe that soon with dynaTrace’s unique pure path capability extending into the Mainframe, we have the potential to help the world’s largest mainframe organizations understand the specific load impact of web, mobile and cloud-based applications on their mainframe systems. The dynaTrace team is collaborating with the original core Abend-AID team on bringing this solution to market. We hope to have this solution in the field by the end of the calendar year.

The Compuware APM business unit, including dynaTrace produced $63 million of revenue in Q2, with a margin comparable to Q1 of minus 27%. Total revenues including dynaTrace grew 11% year-over-year. As we have now integrated and sell the dynaTrace and on-premise solutions together, we have combined them in our financial statements. With dynaTrace, on-premise license revenues were essentially flat compared to a strong Q2 last year at $18 million. Subscription revenues increased about 5% year-over-year from Q2 last year to $19 million.

With consistent win rates and a clear lead of the competition, our APM business has seen a remarkable uptick in overall pipeline, particularly related to dynaTrace. The overall dynaTrace pipeline forecasted to close this fiscal year has grown 128% since the acquisition date. In the last few weeks, the Compuware sales team has added 103 new dynaTrace opportunities in pipeline. We’re still evaluating when this activity will result in closed agreements, but we are working hard to optimize our results. We’ve provided a complete dynaTrace training to the entire APM sales team and we will continue to monitor pipeline growth weekly. For the fiscal year including dynaTrace, we expect to deliver a nearly 35% increase in combined APM new license.

Our key investments are marginalizing the competition and extending our lead in growing segments. By building out our APM global platform, integration with dynaTrace, web load testing, mobile and streaming capabilities, we have leapfrogged the competition. Our mobile capabilities in particular are leading the industry. Because of industry first like mobile customer conversion analytics, the integration with Google Mobile Page Speed and the world’s largest global performance network, customers are choosing Compuware for the most important mobile performance initiatives. As discussed in prior quarters, these accelerated investments will moderate our margins in the short-term that will position us very well for fiscal year ‘13.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Sales and technical integration with dynaTrace continues to proceed successfully. Sales collaboration has already created opportunities in new accounts and cross-selling opportunities with existing customers. We’re also introducing dynaTrace to the partner channel. Technical integration is proceeding quickly as Compuware launched Gomez 360° Web Load testing in September. This solution combines Gomez and dynaTrace to radically improve time-to-market for web-based apps. The dynaTrace 4.0 release and Gomez Fall releases include additional integration that allows customers to trace individual transactions from user devices through the cloud and data center, all the way to the specific lines of code in the application.

dynaTrace’s unique capabilities also strengthened our on-premise offering for the code level detail that application teams need. With dynaTrace, we’re winning projects we would have lost before and competing in projects where we would have been left out. We’re very optimistic about our momentum and strategy in the space recently validated by our leadership position in Gartner’s Magic Quadrant for the APM market. We’re offering our customers best-in-class solutions in key point areas that cause them pain today. We also have a complete solution that allows senior management to cope with new cloud-based universe that they have to face tomorrow.

Our partner organization remains a critical component of our growth strategy. Foremost, our partners provide us with additional scaling capacity to meet market demands. Additionally, our partners create new opportunities for market innovation expanding our ability to deliver disruptive solutions.

Finally, our partners, particularly managed service providers and cloud service providers are increasingly becoming direct customers as they make buying decisions for the thousands of customers they represent. During Q2, service providers were active with our APM offerings as Cable & Wireless alone closed 11 transactions. Nearly one quarter of the world’s top consumers of service providers are now running on Compuware APM solutions. We’ve achieved this success, which touches some of the world’s largest companies in a single year. We have 22 more deals in progress with managed service providers. We are finalizing eight new go-to-market offerings with partners like Savvis, Cable & Wireless, Computer Sciences Corporation, Cisco and Accenture with an emphasis on our on-premise solutions.

Cisco continues to be a star in the partner universe with significant growth business this year and the pipeline for Q3 looks even stronger. More than 400 Cisco sales professionals are now trained on Compuware APM Solutions. Four Cisco Unified Computing System partners are now signed on with Compuware Partners with two contracts pending and 19 more in qualification.

Compuware’s Professional Services business unit had another strong quarter with revenues up 15% from Q2 last year to $40 million. We have significantly increased our services segment contribution margin from last year to 20% from 16%. Our specialized competencies in mobile application development, global application sourcing, telematics and cloud implementation and management will continue to drive profitable revenue in the quarters ahead.

Covisint had an outstanding Q2 with $18 million in revenue, a 44% increase over the prior year. Contribution margin was minus 13% as we continue to invest in the business. Covisint’s unique value proposition spans industries that need to connect online with customers, suppliers and partners. By simply and securely managing these engagements in the cloud, Covisint has become the platform of choice for the healthcare and automotive industries with emerging success in the few other industry segments.

In the healthcare arena, we’re experiencing a transition away from state-based health information exchanges as Medicare reimbursement models are shifting to give advantages to care coordination networks and accountable care organizations. This directs the market velocity in healthcare to points of entry where we have strong competitive advantages.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
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In Q2, we launched the first operational Beacon Community health information exchange in the country. This key links 1600 providers and patients to monitor and improve care. We also signed a strategic partnership with Blue Cross Blue Shield Association to deliver a new marketplace in healthcare services nationally for the 39 Blue’s plants. Additionally, we launched one of the largest private health information exchanges in the country at Bella Health Systems.

Our non-healthcare business remains strong as we signed a major portal deal with one of the largest global automotive companies in Q2. This portal will provide an engagement platform for the automotive companies business worldwide.

We continue to expand in the oil and gas industry as well. In Q2, we extended an agreement with the second largest global oil company to serve as the sole provider of all external identity management services. We are taking all the necessary steps to conduct and carve out IPO Covisint. As we evaluate timing, we have independent confirmations from financial advisors that we could achieve the billion dollar valuation in late Q1 or Q2 next year given our current growth rate. We look forward to announcing the underwriters in the near future.

The Uniface business unit had another strong quarter, delivering $12 million in revenue, a 11% increase over Q2 last year at a 57% contribution margin. Uniface continues to enjoy the highly profitable resurgence based upon rapid development of rich Internet and cloud-based apps.

The Changepoint business unit produced total revenues of $11 million in Q2, a year-over-year increase of 12%. Contribution margin was flat, a major improvement from minus 18% last year in Q2. The business unit continues to benefit from a strong focus on health and technology, professional services companies increase engagement profitability.

In terms of guidance, Compuware is revising its full year projections for EPS to a range of $0.47 to $0.50. The reasons for this are as follows. First, we have a much stronger dollar against the euro, which has a negative impact on our model. Second, with the new subscription-based dynaTrace UEM solution that was just released, we will see a higher percentage of ratable deals, which obviously means more revenue will go into deferred. Third, although second half APM pipeline is strong, it will not make up for the slower-than-expected growth as APM in the first half. Our revenue guidance is now $1.04 billion in total revenue for fiscal year. For Q3, we expect earnings per share in the range of $0.11 to $0.13. We will provide more detail guidance at our Financial Analyst and Investor Day in December. Thank you, Joe.

Joseph Angileri, President & Chief Operating Officer

Thanks, Bob. Now that I’ve been at Compuware for a bit over three months, I thought today I take the opportunity to introduce myself and share some of my initial observations. As a way of a little background, before joining Compuware I spent 26 years in Deloitte. As a partner, I managed a number of aspects of Deloitte’s business on a local, regional and national level. I served on Deloitte’s board and I managed Deloitte’s strategic sales organization and just prior to my departure, I ran a Michigan practice for Deloitte, which included all businesses from auditing to consulting. I also had been an advisor to Compuware for more than 20 years before joining the company.

As for my observations of the business, let me start by saying that I’m very excited about being part of this organization. We’ve got a great leadership team, a terrific portfolio of businesses and outstanding solutions and services that are in high demand in the market.

For instance, one of our core growth drivers Covisint is at the forefront of a potential new category in platform-as-a-service, multi-enterprise collaboration as the pace setter with its secure authentication capabilities. Clearly, Covisint is a league of its own and with the ever growing need for secure online collaboration in just about every industry you can think of, we truly believe Covisint’s potential is balanced.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Of course, APM is our key growth driver and is receiving the great deal of our investment focus as we see this business growing substantially and ultimately becoming Compuware’s largest. One thing that became readily apparent to me upon joining Compuware is that we have the solution portfolio and the underlying strategy to absolutely own the APM market.

We’re light years ahead of the competition in terms of our ability to help customers not only solve their business application performance problems, but more so to avoid them altogether. And unlike the competition, we can do this regardless of whether the application resides behind the firewall or in the cloud. Furthermore, our position in the market is enviable. Not only do we possess the best-in-breed solutions across the entire application delivery chain, but as the cloud expands and becomes even more disruptive, organizations will need complete end-to-end solutions to ensure optimal performance to their business critical applications. And as you know, that plays right into our wheelhouse.

Our recent acquisition of dynaTrace further cements our position as the undisputed leader in APM and through internal innovation as well as through additional acquisition, we fully intend on remaining on top of the hill in the APM market. In terms of our general acquisition strategy, we’ll continue to look for the right opportunities at the right price to build up the core aspects of our application performance management solution. Of course, I also understand that the strength and tremendous cash flow provided by our Mainframe business fuels our growth objectives. We see the Mainframe continuing to be a very viable business both currently and in the years to come.

As I mentioned, as a consultant at Deloitte, I was very involved in the Compuware business. And over that span, I often heard rumors of the eminent demise of the Mainframe as a computing platform. But I think it’s safe to say that that certainly is not the case. From our perspective, while our Mainframe results can be rather lumpy from quarter-to-quarter, the business itself is proven to be quite resilient and, if anything, we see a bright future for the Mainframe.

With the rapid expansion of cloud computing and mobile applications, which in turn generate tremendous amounts of data and transactions that need to be processed, the Mainframe due to its stability and security will continue to be a core component of companies, particularly large enterprises computing strategies. This dynamic bodes well for the Mainframe and because of the strength of our industry leading solutions as well as our unique ability to support enterprise initiatives in the cloud bodes well for Compuware too.

Now from an operating standpoint, we’re becoming very focused on margins. We have some work yet to do here as we’re not quite as lean and crisp in this area as we need to be. However, with a proper focus, we can certainly make great strides in this regard while driving focused investments in those areas that will produce the highest returns. This kind of focus is critical in achieving our corporate goals and reaching our tremendous potential. That said, there are some areas where we’ll address to enhance our ability to reduce cost. Some of the key areas we’ll be looking at will include our customer acquisition process, our sales productivity, quality and customer satisfaction and our overall cost infrastructure, moving to a more virtual work environment where possible as an example.

Over the coming year, we’ll focus on optimizing these areas and we’ll fully expect to see solid margin improvements in the future. We’ll share more details about this with you on December 8 in New York. So stay tuned, more to come. As for how I’m filling my days, I’ve spent the last three months coming up to speed in our businesses, spending most of that time in the office with our people learning as much as I can. However, as an ex-consultant, I’m getting a little antsy and I want to be out engaged with our customers and with the analyst community. Therefore, I plan on doing that in the coming months. This will be tremendously valuable in helping me understand how our customers use and value our solutions, while allowing me to learn firsthand what they find important and what they need to be successful.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Additionally, getting out on the road will allow me to live a bit in the field with our sales team, the face of Compuware to the market. As I’m sure you can tell, I am pretty bullish about the business and about our prospects. Most of the pieces are already in place. Now it’s our job to go up and execute. Personally and professionally, I can’t imagine being in a better situation and I look forward to helping lead Compuware to new heights. Laura?

Laura Lawson Fournier, Chief Financial Officer, Treasurer & EVP

Thanks, Joe, and welcome to the Compuware team. We’re glad to have you here.

Joseph Angileri, President & Chief Operating Officer

Thanks.

Laura Lawson Fournier, Chief Financial Officer, Treasurer & EVP

Highlighted by strong performances in our Mainstream and Professional Services business units, Q2 was a positive follow up to a solid Q1. Overall, we are encouraged by our results for the first half of fiscal year ‘12.

Operating cash flow for Q2 was approximately $16.6 million, bringing us to $31.8 million for the first half of the year. We continue to expect operating cash flow for the year to come in between $160 million and $175 million.

Q2 operating expenses were approximately $222.5 million. The year-over-year increase in expenses was due primarily to currency and the expenses associated with the purchase and operation of dynaTrace. We expect total operating expenses for the year to be between $880 million and $890 million.

As we’ve often discussed, the expense management is a critical facet of our strategic plan. We continue to strive to keep costs in check while maintaining a level of investment necessary to ensure our growth areas reach their full potential.

With regard to the stock buyback, in Q2 we repurchased approximately 422,000 shares for about $3.3 million. Going forward, we will continue to purchase shares as market and business conditions allow.

In terms of our current debt position, as of September 30th, our long-term debt balance was approximately $126 million. We continue to anticipate repaying the majority of this obligation by the end of the fiscal year.

And finally, our effective tax rate for the second quarter was 40.6% due to a deferred tax adjustment. In Q3, we expect our effective tax rate to be approximately 39%, dropping to 30% in Q4 when we expect to receive final settlement of certain IRS exempts.

Overall, our effective tax rate for the year is now expected to be approximately 35%. The second quarter was another clear indicator of the incredible progress we have made and are making across the company as we position Compuware for substantial growth in the quarters to come. Lisa?

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Lisa B. Elkin, Vice President-Communications & Investor Relations

Thank you very much Laura. Ladies and gentleman, we will now be happy to take your questions.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
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QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] And our first question comes from Kirk Materne from Evercore Partners. Please go ahead.

<Q – Kirk Materne – Evercore Partners (Securities)>: Yeah. Thanks very much. I guess, Bob, maybe my first question will be on Mainframe obviously are really strong quarter in September. I guess how much of that was just catch up from some of the deals that may have slipped out of the March quarter versus executing around deals that were supposed to be in this quarter to start with?

<A – Robert Paul – Compuware Corp.>: Yeah a combination of both. Obviously we got some buoyancy from the one big deal that came in that we’ve projected and talked about actually back in – on the Q4 call last year. So that was positive news. And then obviously just gaining two of the larger renewals that we’re expecting and overall I think a – just a better execution, I think that we’re seeing from the Mainframe team. We’ve got more focus goals in place there. And then as we talked about Q3, we’ve got for the balance of the year – expected in Q3 four of top 15 still to close. So there’s no let up on the Mainframe side for sure.

<Q – Kirk Materne – Evercore Partners (Securities)>: And I guess just given the strong start with Mainframe, I assume there’s perhaps a little bit of conservatism baked into your – just being up slightly given the fact that the first couple of quarters from a license perspective that you’re up about 50% year-over-year. I’m just trying to get a sense on it. It’s a strong start. I just want to make sure I’m thinking about right given your four big deals coming in December as well.

<A – Robert Paul – Compuware Corp.>: Yeah. There certainly is, I think you’ll see the sense of conservatism in all of our numbers, but we want to make sure that we’re giving guidance for this well-founded based upon all the up-to-date information we have because a lot of changing conditions out there. And obviously we want to be in a position of strength coming in December 8th when we talk to the investors to make sure that we’re hitting the numbers coming out of the gate very strongly. So yep we did project early on a slight decline in the Mainframe numbers, we changed that obviously, and there is certainly some upside.

<Q – Kirk Materne – Evercore Partners (Securities)>: Okay. I mean just a – maybe last question from me and I’ll pass it on. Obviously APM started off a little bit slower than you expected when this year kicked off. Can you just talk about some of the dynamics around that? I guess, in particular, you obviously had really hard comps, I realize, with the old Vantage business, but perhaps in particular on Gomez that business seems to have slowed a little bit. I just want to sort of understand some of the dynamics about what’s going out with APM and why should we feel comfortable it should accelerate in the back half of the year?

<A – Robert Paul – Compuware Corp.>: Yeah. Now, that’s a great question. There are fundamentally two things that happen in APM and I talked about in Q1 and thought we were – it was just an education issue. But when we integrated the sales organizations, we basically put all the three and then some best in class solutions into those sales kit bag. And so now a traditional Gomez rep could sell everything and it led to a certain amount of distraction, obviously training issues and above and beyond that.

The second thing that happened is upon the dynaTrace acquisition, there was some positioning clarification between our existing on-premise solutions and the dynaTrace solutions that had to occur, number one, with our existing sales force and number two, with the marketplace. And so what it did is it created some extended sales cycles. When we’ve lost any deals above normal, so the success rates continue. We’ve just have some extensions in the deals that we had.

So those two factors we’ve now made sure that we’ve got focus back on the sales organization, we’ve already made those slight adjustments, so if the Gomez rep was used to selling Gomez, they are back at selling Gomez SaaS and that continues obviously with the dynaTrace team and with the agentless, the on-premise team. So with that we – get back to the sales execution that we had expected. We’re already seeing that in the pipeline and the commit for the coming quarters and we’re working – over the last 60 days we’ve been working overtime in clarifying the position difference between what dynaTrace can do and what the on-premise Vantage can do. So we’re obviously very confident that the second half of the year with all the data that we can see is going to return us back to the growth rates. And that’s why we’re very much looking forward to December to sharing some of that with you.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
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<Q – Kirk Materne – Evercore Partners (Securities)>: And sorry Laura last thing, could you just give me an idea of what dynaTrace added this quarter and I guess in total revenue, but we also have in by license and maintenance that would be helpful.

<A – Laura Fournier – Compuware Corp.>: Actually what we’re doing now, we have the integration of the two. We have been keeping – the dynaTrace numbers are integrated with the Gomez on-prem numbers so we really don’t have a separate breakout of those.

<Q – Kirk Materne – Evercore Partners (Securities)>: Okay. Thanks.

Operator: Thank you. And now to the line of Aaron Schwartz of Jefferies & Company. Please go ahead.

<Q – Aaron Schwartz – Jefferies & Co.>: Good afternoon. Just had a follow-up question on the Mainframe business, probably similar to Kirk’s question, but I don’t think you want us to really extrapolate some of the recent performance out to the – in our models. But is there any way you can give us a sense for the magnitude or the size of some of the larger deals that did close in the quarter relative to the four that you alluded to here in the December quarter?

<A – Robert Paul – Compuware Corp.>: Yeah, how do you characterize that without not giving specific numbers in alienating your client? The deal that we just got had – the larger deal that we just got completed had basically two major components, one, the guarantee component, which is anywhere from 50% higher to 100% higher, some of the other large Mainframe deals that we’ve done. There are another series of years, in fact, it’s a ten-year contract that goes out that are optional that puts it into a 10 to 12 times scope of deals that we typically see, none of which obviously that we are showing up in the numbers right now. So they’re all sort of out year numbers.

So in general, if you compare the larger deal that we just got done as far as revenue recognition, I would say it was probably around at least two times what some of the other deals would look like and certainly compared to the other – the four that we’re expecting later on this year.

<Q – Aaron Schwartz – Jefferies & Co.>: Okay. And then maybe stepping back just from those transactions, but more of the run rate business, did you – is there any way you can quantify sort of or give some color on sort of the capacity growth you’re seeing relative to new product growth or sort of what was underlying that run rate business in the Mainframe?

<A – Robert Paul – Compuware Corp.>: Yeah. I mean, most of it was renewal existing capacity, extending out years things like that. There’s not been a lot of new capacity, I would say, in the range of probably one of our deals that we talk about in the top 15 that was close so far had some capacity increases and all of them had some components of new products, but not much as a relative percentage of the deal, it’s quite small.

<Q – Aaron Schwartz – Jefferies & Co.>: Okay. And then on the dynaTrace business in terms of some of the subscription dynamics that you talk to, is that largely contributing to the change in the outlook or are you actually being a little more conservative because of the – because of maybe some of the close rates and some of the factors you talk to about in the APM business?

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
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<A – Robert Paul – Compuware Corp.>: Yeah. It’s a really good question. And we had a very tough time modeling the impact of the new dynaTrace offering, which is – it’s a phenomenal value proposition for the clients. But the impact that it has is that if it’s tied to any other contracts or products, it turns the whole deal ratable so – within a certain period of time. And so we were – we’ve taken a – I think a conservative approach to the impact of the ratable and the increased deferred revenue that will happen. But nonetheless, we wanted to take a conservative approach just in case this new product, which we’re seeing a tremendous level of interest for has a large uptick, because if it has a really large uptick, it will have a fairly substantial impact on total revenue for the rest of the year. So we did take a conservative stance. If we see that there is less of those new deals coming across, therefore, making less of the rest of the business ratable, obviously we can update in the subsequent quarters.

<Q – Aaron Schwartz – Jefferies & Co.>: Okay. But the net effect of that would be net neutral of bookings, is that correct?

<A – Robert Paul – Compuware Corp.>: That’s correct.

<Q – Aaron Schwartz – Jefferies & Co.>: Okay, understood. And then last question for me, this is probably for Laura, but was there – in terms of the capitalized software cost that jumped up a little bit, was there anything one-time in nature specific around that?

<A – Laura Fournier – Compuware Corp.>: There actually was a one-time purchase of software used for internal purposes of around $4 million.

<Q – Aaron Schwartz – Jefferies & Co.>: $4 million, okay. Terrific. I will – that should be it for me right now, but I appreciate you taking the questions.

<A – Robert Paul – Compuware Corp.>: Thank you.

<A – Laura Fournier – Compuware Corp.>: Thank you.

Operator: Thank you. And now to the line of Gary Spivak of Noble Financial Group. Please go ahead.

<Q – Gary Spivak – Noble Financial Capital Markets>: Thank you. A clarification, Bob, on the APM sales execution. I think I may have heard this wrong, but did you say that the Gomez rep is now back to selling Gomez. I mean, did we reverse the integration or did I get that wrong?

<A – Robert Paul – Compuware Corp.>: Yeah, we didn’t reverse the integration. The sales organization is still part of the same structural group, so that remains intact. All we’ve done is that we’ve asked the Gomez – the traditional Gomez SaaS sales reps to stay focused. If they see opportunities, if they have the expertise, fine, but their primary focus is to continue to be Gomez SaaS. They can pull in an expert from one of the other groups, if there are opportunities in their named accounts and there will be no – obviously no penalty or necessary to share that. So we’ve made it as frictional as possible. And believe it or not, we might have expected a little pushback from the sales organization on this, but overall, it was received very, very well. I think they like the focus, they like being experts and specialists in what they do and it makes them much more, I think, competitively dangerous in the field.

<Q – Gary Spivak – Noble Financial Capital Markets>: And when was that implemented?

<A – Robert Paul – Compuware Corp.>: That was implemented a couple of weeks ago.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. And on the sales, the challenges – dynaTrace, if I understand it correctly, has a pre-deployment part. Is there an adjustment in the selling process where you’re actually selling into the development side from the APM or the Gomez side rather than after deployment?

<A – Robert Paul – Compuware Corp.>: Yeah. There is an opportunity. So the target customer inside the account can be expanded for the traditional Compuware’s on-premise sales rep. Meaning, I typically sell into production and operations, but now I can now sell into test, design, development environments with the dynaTrace solution and obviously that solution then can expand into production as a land and expand strategy. So yeah, there are opportunities to expand inside an account into those other areas.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. And then finally, I want to ask a little bit of macro impact, we’ve seen some positive results from the government side, curious about Europe and also in your reasons for being more conservative in guidance. I didn’t really hear other than FX. I didn’t hear anything about macro concerns. Is that kind of embedded in there or how do you feel about that with the new guidance?

<A – Robert Paul – Compuware Corp.>: Yeah, there is a – it is a little bit embedded. We’re being a little bit cautious. There’s obviously a lot of buzz out there about what’s going on in the economy. But overall, not much has changed. Business is usual. And a lot of the conservatism comes from just correlating out the numbers of what we’ve seen so far. We do think that we have a strong opportunity given what we’ve seen the pipeline for the APM to get back towards that. We don’t think we can match obviously the – some of the deals that we got done in Q2, but there is some strong stuff going on there. So there is a little bit of that going on. There is currency back to Europe. Europe has been a shining star for us. They’re executing very well. They continue to execute very well. So this is – if there is any execution issues, as we’ve identified on our side is strictly an North American issue due to a – the accelerated bundling of the products into the sales organization.

<Q – Gary Spivak – Noble Financial Capital Markets>: And then, on the government side, what you saw this quarter?

<A – Robert Paul – Compuware Corp.>: Yeah so, obviously, the large deal that we talked about back in Q4 did get close. That was a federal deal. There is not much else that we really do with the government. So any government fluctuations we’re hearing out will have little to no effect on us.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. Thank you.

Operator: Thank you. And now to the line of Mike Latimore from Northland Capital. Please go ahead.

<Q – Mike Latimore – Northland Securities, Inc.>: Great. Thanks a lot. In terms of the – you talked about this, the dollar versus the euro affecting guidance a little bit. Can you quantify how much that affected revenue and EPS change?

<A – Laura Fournier – Compuware Corp.>: Yeah. I mean, we see right now, if the currency rate stay where they’re at, it’s a $0.03 impact for the second half of the year.

<Q – Mike Latimore – Northland Securities, Inc.>: Okay, got it. And then, when you talk about Mainframe growing slightly this year, I assume, you’re talking software and services combined?

<A – Robert Paul – Compuware Corp.>: Yeah, total Mainframe revenues.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
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<Q – Mike Latimore – Northland Securities, Inc.>: Okay. And then in terms of the Gomez business, are you seeing any increased activity or interest or pipeline for mobile monitoring capability there relative to, say, 6 or 12 months ago?

<A – Robert Paul – Compuware Corp.>: We are seeing activity pick up. We don’t know it’s because of delay – we put a lot of investment into the mobile performance monitoring, video streaming areas in the last, I would say, two to three quarters that I talked about back in Q4. That release has now come out and gives us some pretty big competitive differentiations. And so I’m not sure if the mobile pickup is due to the increased capabilities of the solution or just overall mobility trending upwards. My guess is it would be a little bit of both.

<Q – Mike Latimore – Northland Securities, Inc.>: Got it. And you touched on some sales initiative changes around Gomez a few weeks ago. Are there any other kind of key initiatives you’re thinking about implementing this quarter, whether it’s business unit changes or sales strategy changes?

<A – Robert Paul – Compuware Corp.>: No.

<Q – Mike Latimore – Northland Securities, Inc.>: Okay. Got it. And then the last on the Covisint business. Can you talk a little bit about – you may have mentioned this. But can you talk a little bit about the – well, how Covisint divides up among verticals? What kind of growth rate those verticals are experiencing? And also just curious about just health quality reporting, what kind of demand are you seeing for that?

<A – Robert Paul – Compuware Corp.>: Yeah. So it’s about – it’s still remaining right now about 40% healthcare, 40% auto, and 20% other things – other industry segments. And what’s going on there is that besides what you think is a certainly interesting opportunity in automotive is actually a huge new market bursting open for Covisint around connected vehicles. And we have over a handful, so six to eight different opportunities we’re dealing with major car or transportation organizations around authentication in the cloud to connected vehicle platforms. So that’s driving a lot of sales activity, which quite frankly there really isn’t competition there.

The healthcare stuff is self-explanatory. Right? There is a lot of federal compliance issues moving where the money is coming from and what the compliance issues are. But overall, the problem is going to get solved.

For the 20% of the other business, it’s quite remarkable. All right? We’re heading into this new era of what Geoffrey Moore refers to as Systems of Engagement, which are really businesses coming to terms with collaboration as we’ve been seeing it from business to business, taking advantage of business to consumer capabilities to solving problems never been solved before. And those opportunities are almost limitless. And so obviously, we’re taking that carefully, but experiencing some tremendous interests at least now in pipeline activity and areas beyond healthcare and automotive also.

Was your quality reporting on the – did you mean the healthcare side?

<Q – Mike Latimore – Northland Securities, Inc.>: Yeah.

<A – Robert Paul – Compuware Corp.>: Yeah. So quality of care is really becoming the – as you probably already know, the driving force behind some of these Health Information Exchanges. The HIEs to-date started out as a – okay, we got to get a HIE up and running with the promise of something good coming out on the backend. Now it’s about, let’s get the quality of care outcomes and if a HIE is involved, great, which usually it has to be. But providing connected care based upon quality and Accountable Care Organizations based upon quality is a big, big initiative going on right now inside the healthcare continuum. And it’s really hitting square inside a sweet spot for Covisint obviously because it’s a big part of the health information exchange is the quality of care and outcome reporting. So we have very high hopes of that moving forward.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
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<Q – Mike Latimore – Northland Securities, Inc.>: Okay. Thanks a lot.

<A – Robert Paul – Compuware Corp.>: Thank you.

Operator: Thank you. Now to line of Derrick Wood of Susquehanna. Please go ahead.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Hi, guys. Sorry, I’ve been jumping on between different calls, so sorry if I repeat a question. But wanted to know what the extent of the reorg that you guys did in the Q1, how that may have impacted numbers this quarter and kind of where we are if you feel like we’re mostly through that disruption?

<A – Robert Paul – Compuware Corp.>: Yeah. So there are two things that happen. I did go over it earlier, Derrick, so I’ll cover it very, very briefly right here. The two things that happened to sales organization is we moved everybody together from the Gomez and the on-premise group in a single sales structure. That continues to be in place. But what we also did is we put all of the APM solutions in their bag to sell. And that created a distraction from what they were good at and the people who they were talking to, and their expertise in positioning and winning against traditional competition. So we’ve subsequently fixed that.

The second thing that happened with the acquisition of dynaTrace, and although the dynaTrace demand has far exceeded our expectations in the field, so we’re dealing with that from a sales execution perspective. But it also added a length to the sales cycle because there was some confusion at the beginning about where dynaTrace fit versus the Gomez on-premise solution fit. We’ve since done a substantial amount of training globally for our sales organization to clarify that. We’re doing a lot of outreach programs for the marketplace to clarify that, and I think we’re in good shape moving forward. But it did have an impact on the growth rates in the first half. And given the pipeline and the commits that we’re seeing right now, we’re in good shape going into the second half.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: And were you able to – has there been any sort of sales turnover element as a part of this restructuring?

<A – Robert Paul – Compuware Corp.>: No. There’s been no increase in sales turnover inside the organization as a result of this. So normal course of business.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: And I’m sorry again if this has been asked. But on the APM business, have you seen – is there – can you talk about what the competitive landscape and maybe with respect to kind of the pricing environment?

<A – Robert Paul – Compuware Corp.>: With the pricing environment?

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Yeah.

<A – Robert Paul – Compuware Corp.>: No, we’ve – there’re, I would say, a traditional competitor, large systems management kind of organization that continues to compete on a discounting basis and we’re not going to get into those conversations because we want to compete on value and differentiation. So there is some of that going on. It’s not new. It’s been going on for a while and we expect that to accelerate now with the inclusion of dynaTrace, which has a stunning win rate in that category. Besides that, it’s been business as usual. And I’m not – I am looking at Pat here to see if there’s been any change in competitive positioning or discounting. So it’s been pretty much the same as usual.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
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<Q – Derrick Wood – Susquehanna Financial Group LLP>: Okay, thanks. And the – did you give any color in terms of the foreign currency impact on Gomez in the quarter on a sequential basis?

<A – Robert Paul – Compuware Corp.>: For the back half of the year, the currency impact is going to have a negative – if it stays where it’s at right now, a negative $0.03 impact on our EPS.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Revenue, you know, the revenue...

<A – Robert Paul – Compuware Corp.>: For the current quarter, I am not sure, do we – we don’t break out by product line.

<A – Laura Fournier – Compuware Corp.>: No, we don’t.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Okay, okay. Lastly, any commentary around what your Mainframe renewal portfolio looks like, and maybe if some of these deals maybe looking a little bit tougher to get closed than originally thought?

<A – Robert Paul – Compuware Corp.>: No, the Mainframe – we’re actually going to have a very strong Mainframe year. We are continuing to be in the – anywhere from 91% to 94% renewal rates and there’s still a lot of business to do this year, but we’re all – we’re looking great in all of the renewals that we see coming up.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Okay. Thank you.

Operator: And now to the line of Rob Owens of Pacific Crest. Please go ahead.

<Q – Rob Owens – Pacific Crest Securities LLC>: Great. Thanks for taking my question. Now that dynaTrace has been part of the portfolio for nearly a full quarter here, any changes with regard to your expectations for profitability or the timeline for profitability with that APM segment?

<A – Robert Paul – Compuware Corp.>: Yeah. We do have that model in great detail. I want to share that on December 8 in New York. I will tell you we have sort of two slightly competing issues here as it relates to the full year. One issue is, obviously, we had a slowdown in growth in the first half because of the disruptions in the sales organization. But there is considerable – and the whole team shares this. We don’t know what to make of the incredible spike in qualified opportunities that recently hit our reporting as it relates to dynaTrace.

So I think our sales organization, the global sales organization is getting used to. The positioning of dynaTrace are getting better at it. And now that we’ve got this – a really powerful solution in the hands of a much more global sales organization, it’s quite remarkable. So that hopefully will have some offsetting impact from the first half. We think it will and certainly going into fiscal year ‘13. Joe probably understated the amount of work and effort that he is working on relative to margin and expense management with the rest of the organization. So overall, I would – you will expect to see margin improvements across the board, across all business units moving forward.

<Q – Rob Owens – Pacific Crest Securities LLC>: Great. And then second, with regard to Covisint and that other 20%. Are there any verticals coming to the forefront that could be kind of that became the third largest vertical for you there?

<A – Robert Paul – Compuware Corp.>: Yeah. Well, certainly, there is a considerable amount of work going on in the energy industry. Right? We now have two of the top five energy companies and so a lot of the other guys are looking and probably the biggest growth ramp there is with those existing two because it’s all about adoption now. And especially in this new world of consumption, consumerization of IT and consumption economics that’s – it’s all about adoption. And so, as we get more wins and used cases, that revenue and uptick will continue to happen. We’re getting quite a bit of interest from financial services and travel services organizations, especially those with franchisee models and sort of local retail services of their company and trying to collaborate across that franchise model. We got some very large projects going on there. And we talked about the sub-segment of the connected vehicle and interestingly enough, a couple of these initiatives are turning into, instead of pure B-to-B plays, as companies now look directly to the consumer to sell their goods and services, it’s having an impact on what we’re seeing in the pipeline. Meaning, we typically get employees of various companies or physicians of various healthcare systems adopting the Covisint platform. What we’re now modeling is just the public, the consumers, and the rapid uptick of consumers of this platform. And so that can have a pretty large spiking impact on the number of ITs that we manage globally in the future.

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Compuware Corp.	CPWR	Q2 2012 Earnings Call	Oct. 20, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – Rob Owens – Pacific Crest Securities LLC>: Great. And while you broke out the revenue there, did you give a sense of bookings or bookings growth for Covisint?

<A – Robert Paul – Compuware Corp.>: I don’t know if I – I didn’t – I don’t know if I have it. I don’t have that top of mind or in the document in front of me. I know that the backlog of the bookings is in the $150 million range. What the exact number is, I don’t know.

<Q – Rob Owens – Pacific Crest Securities LLC>: All right. Well, thank you very much.

Operator: Thank you. And ladies and gentlemen, we will now conclude the question-and-answer portion of today’s conference. I would now like to turn the call back over to Lisa Elkin.

Lisa B. Elkin, Vice President-Communications & Investor Relations

Thank you very much, ladies and gentlemen. At this time, we will adjourn this conference call. We thank you for your time and interest in Compuware and we hope you have a pleasant evening. Thank you.

Operator: Thank you. And ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.

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